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                                                                      EXHIBIT 15

                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the following KeyCorp ("Key") Registration Statements of our review report, dated July 14, 1998, relating to the unaudited condensed consolidated interim financial statements of Key, included in the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

Form S-3 No. 33-10634
Form S-3 No. 33-56881
Form S-3 No. 33-58405
Form S-3 No. 333-10577
Form S-3 No. 333-37287
Form S-3 No. 333-55959
Form S-3 No. 333-59175

Form S-4 No. 33-31569
Form S-4 No. 33-44657
Form S-4 No. 33-51717
Form S-4 No. 33-55573
Form S-4 No. 33-57329
Form S-4 No. 33-61539
Form S-4 No. 333-19151
Form S-4 No. 333-61025

Form S-8 No. 2-97452
Form S-8 No. 33-21643
Form S-8 No. 33-42691
Form S-8 No. 33-45518
Form S-8 No. 33-46278
Form S-8 No. 33-52293
Form S-8 No. 33-54819
Form S-8 No. 33-56745
Form S-8 No. 33-56879
Form S-8 No. 333-49609
Form S-8 No. 333-49633

Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                              /s/  Ernst & Young LLP

Cleveland, Ohio
August 7, 1998


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